Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-291909, 333-286675, 333-282622 and 333-277072) and Form S-8 (No. 333-278836) of Sable Offshore Corp. (the “Company”) of our reports dated February 27, 2026, relating to the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.
/s/ Ham, Langston & Brezina, L.L.P.
Houston, Texas
February 27, 2026